               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20509

                            FORM 8-K

                         CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                          May 25, 1999
                          ------------
                         Date of Report
               (Date of Earliest Event Reported)

                 FIRST TARGET ACQUISITION, INC.
                 ------------------------------
     (Exact Name of Registrant as Specified in its Charter)

       Nevada                       0-23905                  87-0447497
       ------                       -------                  ----------
(State or other juris-          (Commission File No.)       (IRS Employer
diction of incorporation)                                    I.D. No.)

                 210 West Fourth Street, Suite 101
                East Stroudsburg, Pennsylvania 18301
                ------------------------------------
              (Address of Principal Executive Offices)

                         (570) 420-0318
                         --------------
                 Registrant's Telephone Number

                              N/A
                              ---
        (Former Name and Address of Principal Executive Offices)


Item 1.   Changes in Control of Registrant.

          None; not applicable.

Item 2.   Acquisition or Disposition of Assets.

          None; not applicable.

Item 3.   Bankruptcy or Receivership.

          None; not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          Jones, Jensen & Company, LLC, Certified Public Accountants, of Salt Lake City, Utah, audited the financial statements of the Registrant for the fiscal years ended June 30, 1998 and 1997; these financial statements accompanied the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998, which was previously filed with the Securities and Exchange Commission, and which is incorporated herein by reference.

          Lazar Levine & Felix, L.L.P., of New York, New York, were engaged on May 25, 1999, by the Board of Directors of the Registrant to prepare the audited financial statements of the Registrant for the fiscal year ended June 30, 1999; the audited consolidated financial statements of thatlook.com, Inc., a New Jersey corporation ("thatlook"), which was acquired by the Registrant pursuant to an Agreement and Plan of Reorganization dated April 29, 1999 (the "Plan"), and thatlook's wholly-owned subsidiary, Elective Investments, Inc., a Pennsylvania corporation, for the year ended December 31, 1998; the unaudited consolidated financial statements for thatlook and Elective Investments for the quarterly period ended March 31, 1999; and the consolidated pro forma financial statements of the Registrant, thatlook and Elective Investments.

           There were no disagreements between the Registrant and Jones, Jensen & Company, whether resolved or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

           The reports of Jones, Jensen & Company did not contain any adverse opinion or disclaimer of opinion, and with the exception of a standard "going concern" qualification because of the lack of material operations of the Registrant on the date of the above-referenced Annual Report on Form 10-KSB, were not qualified or modified as to uncertainty, audit scope or accounting principles.

           During the Registrant's three most recent fiscal years, and since then, neither Jones, Jensen & Company nor Lazar Levine & Felix, L.L.P. has advised the Registrant that any of the following exists or is applicable:

          (1) That the internal controls necessary for the Registrant to develop reliable financial statements do not exist, that information has come to their attention that has lead them to no longer be able to rely on management's representations, or that has made them unwilling to be associated with the financial statements prepared by management;

          (2) That the Registrant needs to expand significantly the scope of its audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with the Registrant's financial statements for the foregoing reasons or any other reason; or

          (3) That they have advised the Registrant that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

           During the Registrant's three most recent fiscal years and since then, the Registrant has not consulted Lazar Levine & Felix, L.L.P. regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements or any other financial presentation whatsoever.

           The Registrant has provided Jones, Jensen & Company with a copy of the disclosure provided under this caption of this Report, and has advised it to provide the Registrant with a letter addressed to the Securities and Exchange Commission as to whether it agrees or disagrees with the disclosures made herein. A copy of its response is attached hereto and incorporated herein by this reference. See Item 7 of this Report.

Item 5.   Other Events.

          None; not applicable.

Item 6.   Resignations of Registrant's Directors.

          Harold T. Jenson, who was designated a director of the Registrant pursuant to the Plan, resigned on May 21, 1999, due to prior business commitments. Mr. Jenson's resignation was not the result of any disagreement with the Registrant on any matter relating to its operations, policies or practices. Following Mr. Jenson's resignation, the remaining members of the Registrant's Board of Directors unanimously elected Peter Gaskins to fill the vacancy created thereby, to serve in that capacity until the next annual meeting of the stockholders and until his successor is elected and qualified or until his prior resignation or termination.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

          (a)  Financial Statements

          None; not applicable.

          (b)   Exhibits

         13         Annual Report on Form 10-KSB for the fiscal year ended
                    June 30, 1998*

         16         Letter regarding change in certifying accountants

         * Incorporated herein by reference.

Item 8.   Change in Fiscal Year.

          On May 25, 1999, the Board of Directors of the Registrant voted to adopt a December 31 calendar year. The change from a June 30 fiscal year to a December 31 calendar year was undertaken in order to conform with the fiscal year of thatlook.com, which is the operating entity. Accordingly, no transition report will be filed.



                           SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FIRST TARGET ACQUISITION, INC.

Date: 5/27/99                 By:/s/ Gerard A. Powell
     ---------                   --------------------------------------
                                 President and Director